UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2010

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Odyssey HealthCare, Inc. (“Odyssey”) held a special meeting of stockholders on August 9, 2010 at 8:00 a.m. local time at Odyssey’s corporate headquarters at 717 North Harwood Street, Suite 1600, Dallas, Texas.
     The issued and outstanding shares of stock entitled to vote at the special meeting consisted of 33,685,292 shares of Odyssey common stock. Odyssey stockholders voted on two matters at the special meeting, both of which were approved pursuant to the following final voting results:
     (1) Proposal (i) to approve the merger (the “Merger”) of GTO Acquisition Corp., a wholly-owned subsidiary of Gentiva Health Services, Inc. (“Gentiva”), with and into Odyssey, resulting in Odyssey becoming a wholly-owned subsidiary of Gentiva, pursuant to the Agreement and Plan of Merger, dated as of May 23, 2010 (as it may be amended from time to time, the “Merger Agreement”), among Odyssey, Gentiva and GTO Acquisition Corp., and (ii) adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
27,067,396	141,358	6,683	0
     (2) Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger and adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
25,119,374	2,090,344	5,719	0

Item 7.01	Regulation FD Disclosure.
     On August 9, 2010, Odyssey issued a press release announcing the results of the special meeting described in Item 5.07 of this Current Report on Form 8-K. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.
     The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Odyssey under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release dated August 9, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: August 9, 2010	By:	/s/ W. Bradley Bickham
W. Bradley Bickham
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press release dated August 9, 2010.